UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2015

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32750	20-8901733
(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 600, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 893-0550

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 18, 2015. For more information about the proposals set forth below, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2015. There were 25,192,765 shares of the Company’s common stock outstanding as of April 30, 2015, the record date for the Annual Meeting, and there were 21,905,287 shares of the Company’s common stock present in person or by proxy at the Annual Meeting. The final voting results for each proposal are set forth below.

Proposal No. 1 – Election of six directors to the Board of Directors

The Company’s stockholders elected the following nominees as directors for terms expiring at the Company’s 2016 Annual Meeting of Stockholders: Lee K. Barba, Ian V. Jacobs, John H. Lewis, Jonathan R. Mather, Michael J. McConnell and Walter L. Turek.

The voting results for the election of directors were as follows:

Board of Directors Nominees:

Director Nominee	Votes For	Votes Withheld
Lee K. Barba	11,306,928	67,457
Ian V. Jacobs	11,305,428	68,957
John H. Lewis	11,227,726	146,659
Jonathan R. Mather	11,305,469	68,916
Michael J. McConnell	11,302,569	71,816
Walter L. Turek	11,316,496	57,889

Proposal Number 2 – Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015

The proposal was approved by stockholders as follows:

Votes For	Votes Against	Abstentions
21,880,598	24,689	0

Proposal Number 3 – Consideration of a stockholder proposal recommending that the Board of Directors hire an investment bank to sell the Company

The proposal was not approved by stockholders as follows:

Votes For	Votes Against	Abstentions
1,970,892	7,539,962	1,863,531

Item 8.01 Other Events

During the three months ended June 30, 2015, the Company repurchased 288,284 shares of common stock at a weighted average price of $3.07. All stock repurchased has been retired.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: June 22, 2015

	By:	/s/ Robert W. O’Hare
	Name:	Robert W. O’Hare
	Title:	Chief Financial Officer and Corporate Secretary